Exhibit 99.1

Jonathan R. West

Senior Vice President,

General Counsel and Corporate Secretary

November 10, 2008

Re: 2008 Indiana Election Results

Dear Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2008 Indiana election of member directors. The new directors will serve four-year terms beginning on January 1, 2009, and expiring December 31, 2012.

Indiana – Two Directors

Number of members eligible to vote		198
Number of members casting votes		92

Total eligible votes for each directorship		2,065,173

		Votes Received
*Christopher A. Wolking	Evansville, IN	459,178
Senior Executive Vice President & CFO
Old National Bank

*Maurice F. Winkler III	Auburn, IN	447,073
President & CEO
Peoples Federal Savings Bank of DeKalb County

Dan L. Moore	Martinsville, IN	407,247
President & CEO
Home Bank

Martin M. Zorn	Evansville, IN	265,089
Chief Financial Officer & COO
Integra Bank N.A.

Dan Fehrenbach	Terre Haute, IN	206,315
President & CEO
Bank of Indiana

Michael W. Shade	Warsaw, IN	137,244
Senior Vice President
Farmers State Bank

Phillip Lucas	Geneva, IN	83,732
Executive Vice President
Bank of Geneva

*	Elected

Thank you for participating in this year’s election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

/s/ JONATHAN R. WEST Jonathan R. West
Corporate Secretary